Exhibit  23.1


CONSENT  OF  KPMG  MARWICK  LLP


The  Board  of  Directors  of
Budget  Rent  a  Car  Corporation:


We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-8 of our report dated February 18, 1997, related to the Budget Rent a Car Corporation consolidated financial statements as of December 31, 1995 and 1996 and for the each of the years in the three-year period ended December 31, 1996, from Budget Group, Inc. s current report on Form 8-K dated May 13, 1997.




/s/  KPMG  Marwick  LLP

July  10,  1998
Chicago,  Illinois